     As filed with the Securities and Exchange Commission on March 12, 1999

                                                            REGISTRATION NO. 33-



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   AMERICAN ARTISTS ENTERTAINMENT CORPORATION
                  (Formerly American Artists Film Corporation)
             (Exact name of registrant as specified in its charter)

            MISSOURI                                   58-1950450
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                          6600 PEACHTREE DUNWOODY ROAD
                            BUILDING 600, SUITE 250
                             ATLANTA, GEORGIA 30328

                          1999 CONSULTANTS' STOCK PLAN
                            (Full Title of the Plan)

    J. ERIC VAN ATTA, 6600 PEACHTREE DUNWOODY ROAD, BUILDING 600, SUITE 250,
                            ATLANTA, GEORGIA 30328
                    (Name and address of agent for service)

                          Copies of Communications to:

                                J. ERIC VAN ATTA
                          6600 PEACHTREE DUNWOODY ROAD
                            BUILDING 600, SUITE 250
                             ATLANTA, GEORGIA 30328


                        CALCULATION OF REGISTRATION FEE

                          1999 CONSULTANTS' STOCK PLAN

                                                         Proposed           Proposed
                                                         Maximum            Maximum
Securities                          Amount To Be         Offering Price     Aggregate         Amount of
To Be Registered                    Registered(1)        Per Share(2)       Offering          Registration Fee
                                                                            Price(2)          (2)

Class A                             1,200,000            $0.8125            $975,000          $295.45
Common Stock,
$0.001 per share
(Issued Pursuant to the
1999 Consultants' Stock Plan)

(1) This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Registration Statement.

(2) Pursuant to Rule 457(h), the proposed Maximum Offering Price per share and the proposed Maximum Aggregate Offering Price for 1,200,000 of the shares are estimated solely for purposes of calculating the registration fee and is based upon the closing price of the Company's Common Stock of $0.81 per share on the bulletin board on March 11, 1999.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  PLAN INFORMATION

         This registration statement relates to the offer and sale of common stock, $.001 par value (the "Common Stock") of American Artists Entertainment Corporation to two (2) outside consultants, Fontenelle, LLC and FT Enterprises, Inc. (collectively the "Consultants) representing payment by the Company to Consultants for services rendered in connection with the Fontenelle, LLC Consulting Agreement and F T Enterprises, Inc., Consulting Agreement (collectively the "Consulting Agreements") which are incorporated herewith and are Exhibits hereto. In connection therewith, the Consultants have been issued 1,200,000 shares of Common Stock in the aggregate. This summary should be read in conjunction with said Consulting Agreements.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION

         The Consultants have been provided with copies of the documents incorporated herein by reference in Part II, Item 3 and have been advised by the Company in writing that such documents will be available to the Consultant without charge upon the Consultants' request to the Company's offices located at 6600 Peachtree Dunwoody Road, Building 600, Suite 250, Atlanta, Georgia, 30328.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the year ended July 31, 1998, which has been filed by the Company with the Commission as well as the Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1998, are incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-KSB are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The description of the Company's Class A Common Stock, the class of securities offered pursuant to this Registration Statement, and Class B Common Stock, is contained in the Company's Registration Statement, on Form S-4 (File No. 333-4159), filed on May 21, 1996, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Certificate of Incorporation provides that the Company shall have the power, without further action by the shareholders of the Company, to give any further indemnity in addition to the indemnity authorized or contemplated under the Bylaws of this Company to any person who is or was a director, officer, employee, or agent, or to any person who is or was serving at the request of the Company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise or to enter into agreements with any of such persons providing such rights of indemnification as the Company may deem appropriate; provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Pursuant to the Company's bylaws, as amended, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of this Company) by reason of the fact that (i) such person is or was a director, officer, employee, or agent of this Company, or (ii) is or was serving at the request of this Company as a director, officer, employee, partner, trustee, or agent of another company, partnership, joint venture, trust, or other enterprise, or (iii) is or was, at the request of the Company, a guarantor of any debts of the Company, against expenses (including attorneys' fees), judgment, fines, taxes, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of this Company, or is or was serving at the request of this Company as a director, officer, employee, partner, trustee, or agent of another company, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to this Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person if fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any indemnification thereunder (unless ordered by a court) shall be made by this Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee, or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Expenses incurred in defending any actual or threatened civil or criminal action, suit, or proceeding may also be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 12th day of March, 1999.

                                   AMERICAN ARTISTS ENTERTAINMENT CORPORATION



                                   By  /s/ Steven D. Brown
                                       ----------------------------------------
                                       Steven D. Brown, Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Brown and J. Eric Van Atta, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 12, 1999, by the following persons in the capacities indicated.


 /s/ Glen C. Warren                                  Chairman of the Board                March 12, 1999
---------------------------------------
Glen C. Warren


 /s/ Rex Hauck                                       Director and President               March 12, 1999
---------------------------------------
Rex Hauck


 /s/ Robert A. Martinez                              Vice President/Finance, Chief        March 12, 1999
---------------------------------------              Financial Officer and Treasurer
Robert A. Martinez


 /s/ John W. Boyd                                    Director                             March 12, 1999
---------------------------------------
John W. Boyd


 /s/ Malcolm C. Davenport, V                         Director                             March 12, 1999
--------------------------------------
Malcolm C. Davenport, V

 /s/ Dan W. Holloway                                 Director                             March 12, 1999
--------------------------------------
Dan W. Holloway


 /s/ Norman J. Hoskin                                Director                             March 12, 1999
---------------------------------------
Norman J. Hoskin


 /s/ Ben E. Noble                                    Director                             March 12, 1999
----------------------------------------
Ben E. Noble

                                 EXHIBIT INDEX

The following exhibits are filed as a part of the Registration Statement:


Exhibit 4         Fontenelle, LLC Consulting Agreement and F T Enterprises, Inc., Consulting Agreement

Exhibit 5         Opinion Sims Moss Kline & Davis LLP

Exhibit 23.1      Consent of BDO Seidman, LLP

Exhibit 23.2      Consent of Sims Moss Kline & Davis LLP - included in Exhibit 5

Exhibit 24        Power of Attorney - included on the signature page hereof



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